UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As of September 22, 2004, our unrestricted cash balance is approximately $700,000. Our operating expenses continue to significantly exceed our cash inflows and our recent efforts to raise additional equity or debt financing have been unsuccessful.

We are currently considering our alternatives, including a significant reduction or discontinuation of our operations, other expense reductions, and/or a sale of all or a portion of our assets. We are currently pursuing discussions with potential buyers of our assets, including our supplier relationship management (SRM) business. We anticipate that we will eventually wind-down our business and may file for bankruptcy under Chapter 11 or 7 of the United States Bankruptcy Code. In any such event, we do not expect that the amounts available to us will be sufficient to meet all of our debts and obligations, or that any amounts will be paid to our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Mark B. Hoffman
Mark B. Hoffman
Chairman, Chief Executive Officer and President

Date: September 22, 2004